                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                            SIERRA PACIFIC RESOURCES

             (Exact name of registrant as specified in its charter)

             Nevada                                     88-0198358
             ------                                     ----------
(State of incorporation or organization)       (IRS Employee Identification No.)

P.O. Box 30150 (6100 Neil Road), Reno, Nevada             89520
---------------------------------------------             -----
(Address of principal executive offices)               (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                          Common Stock Purchase Rights
                          ----------------------------
                    (Title of each class to be so registered)

                             New York Stock Exchange
                             -----------------------
        (Name of each exchange on which each class is to be registered):

If this Form relates to the registration  If this Form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and is  pursuant to Section 12(g) of the
effective pursuant to General             Exchange Act and is to become
Instruction A.(c), check the following    effective pursuant to General
box. [X]                                  Instruction A.(d), check the following
                                          box. [ ]

Securities Act registration statement file number to which this form relates:
None (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

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         This Form 8-A/A amends the Registration Statement on Form 8-A filed by
Sierra Pacific Resources (the "Company") on December 7, 1999 relating to the Company's Common Stock Purchase Rights (the "Rights"), the description and terms of which are set forth in the Company's Amended and Restated Rights Agreement dated February 28, 2001 (the "Rights Agreement"), between the Company and Wells Fargo Bank Minnesota, N.A. as successor Rights Agent (the "Rights Agent"). The Company and the Rights Agent have made clerical clarifications to the Rights Agreement and are, therefore, refiling the Rights Agreement in its entirety.

Item 1.           Description of Registrant's Securities to be Registered

         The class of securities to be registered are the Company's Rights. For a description of the Rights, reference is made to the section entitled "Description of Capital Stock - Rights Agreement" in the Company's Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on May 7, 2003 (File No. 333-105070). Such description of the Rights is incorporated herein by reference.

Item 2.           Exhibits

Exhibit No.       Description
-----------       -----------
         1        Restated Articles of Incorporation of Sierra Pacific Resources
                  dated July 28, 1999 (filed as Exhibit 3(A) to Form 10-K for year ended December 31, 1999).

         2        By-laws of Sierra Pacific Resources as amended through August
                  14, 2002 (filed as Exhibit 3(A) to Form 10-K for year ended
                  December 31, 2002).

         3 Amended and Restated Rights Agreement dated February 28, 2001, between Sierra Pacific Resources and Wells Fargo Bank
                  Minnesota, N.A. as successor Rights Agent - corrective filing.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 3, 2003                              SIERRA PACIFIC RESOURCES

                                                  By: /s/ John E. Brown
                                                      --------------------------
                                                      John E. Brown
                                                      Vice President, Controller

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                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------
         1        Restated Articles of Incorporation of Sierra Pacific Resources
                  dated July 28, 1999 (filed as Exhibit 3(A) to Form 10-K for year ended December 31, 1999).

         2        By-laws of Sierra Pacific Resources as amended through August
                  14, 2002 (filed as Exhibit 3(A) to Form 10-K for year ended
                  December 31, 2002).

         3 Amended and Restated Rights Agreement dated February 28, 2001, between Sierra Pacific Resources and Wells Fargo Bank
                  Minnesota, N.A. as successor Rights Agent - corrective filing.

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